UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 8, 2013

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas	78332
(Address of Principal Executive Offices)	(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  –  Entry into a Material Definitive Agreement

On July 8, 2013, Forbes Energy Services Ltd., or the Company, and CIBC Mellon Trust Company, or the Rights Agent, entered into an Amendment to the Rights Agreement, or the Amendment, that increased the beneficial ownership triggering threshold under the Company’s Rights Plan from 15% to 20%, by amending the definition of “Acquiring Person” and certain exhibits thereto. All other terms and provisions of the Company’s Rights Plan remain unchanged.

This description is qualified in its entirety by reference to the text of the Amendment, which is filed herewith as Exhibit 4.1 and is incorporated herein by this reference.

Item 3.03 – Material Modifications to Rights of Security Holders.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.03.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits.

4.1	Amendment to Rights Agreement dated as of July 8, 2013 between Forbes Energy Services Ltd. and CIBC Mellon Trust Company, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: July 8, 2013	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer